Exhibit 10.16

SECOND AMENDMENT TO LEASE

        THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is made this 20th day of December 1999 between Spieker Properties, L.P., a California limited partnership, successor in interest to Miranda Associates ("Landlord"), and Affymax Research Institute, a California corporation ("Tenant").

        A.    Landlord and Tenant have entered into that certain Lease dated May 30, 1990 as amended by that certain First Amendment to Lease dated November 20, 1999 (the "First Amendment"), (as amended, the "Lease"), for those certain premises located at 4001 Miranda Avenue, Palo Alto, California (the "Premises"), as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

        B.    Pursuant to the First Amendment, Landlord and Tenant agreed to extend the term of the Lease for an additional seven (7) years commencing on October 1, 2000 and expiring September 30, 2007. The First Amendment also provided that the obligations of Tenant during the renewal term of the Lease would be guaranteed by a guarantor mutually acceptable to Tenant and Landlord (the "Proposed Guaranty"). Landlord has agreed to accept an increase in the Security Deposit in lieu of the Proposed Guaranty and Tenant is prepared to provide such increase, all as more particularly set forth in this Second Amendment.

        C.    Landlord and Tenant desire to modify the Lease as provided herein.

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

          1.    SECURITY DEPOSIT.    Landlord and Tenant acknowledge and agree that the sum of the Security Deposit, namely $135,000.00, and the remaining portion of the Additional Deposit, namely, $100,000.00, is equal to Two Hundred Thirty-Five Thousand Dollars ($235,000.00), and that such amount is presently held as security for the faithful performance by Tenant of all of Tenant's obligations under the Lease as more fully set forth in Paragraph 5 of the Lease.

          Concurrently with the execution and delivery of this Second Amendment by both parties, (i) Tenant shall deliver to Landlord a check in the amount of One Million Dollars ($1,000,000.00), and such amount shall thereupon constitute an increase in, and become a part of, the Security Deposit, notwithstanding the fact that the Option Period shall not commence until October 1, 2000, and (ii) Landlord and Tenant shall cause the remaining balance of the Additional Deposit to be transferred to the Security Deposit, it being the intent of the parties that such amount shall, from and after the date hereof be an increase in, and thereby become a part of, the Security Deposit. After giving effect to clauses (i) and (ii), the amount of the Security Deposit shall be equal to One Million Two Hundred Thirty-Five Thousand Dollars ($1,235,000.00). Such amount shall be subject to all of the terms and conditions applicable to the Security Deposit as set forth in Paragraph 5 of the Lease, including, without limitation, that (i) Tenant shall not be entitled to interest earned thereon, (ii) such amount shall remain with Landlord for the full term of the Lease and shall not be subject to periodic reduction, and (iii) such amount shall be returned to Tenant upon the termination of the Lease and Tenant's vacation of the Premises except to the extent applied by Landlord pursuant to Paragraph 5 of the Lease.

          2.    GUARANTY OF LEASE.    The provisions of the First Amendment pertaining to the Proposed Guaranty are hereby deleted in their entirety

          3.    RATIFICATION:    Except as expressly modified above, all terms and conditions of the Lease, as amended by the First Amendment, shall remain in full force and effect and are hereby ratified and confirmed.

          4.    AUTHORITY.    Each of the parties to this Second Amendment hereby represents and warrants to the other that its respective officer has all requisite authority to execute and deliver this Second Amendment for and on behalf of such entity.

        IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the date first written above.

LANDLORD:		TENANT:
SPIEKER PROPERTIES, L.P., a California limited partnership		AFFYMAX RESEARCH INSTITUTE, a California corporation
By:	Spieker Properties, Inc., a Maryland corporation	By:	/s/ Lauren L. Stevens
	its General Partner	Name:	Lauren L. Stevens, Ph.D.
		Its:	Vice President, Legal and Financial Affairs
By:	/s/ J. D. Russell, Jr.
Name:	Joseph D. Russell, Jr.
Its:	President, Silicon Valley